Exhibit B


                               POWER OF ATTORNEY

  The undersigned, General Electric Company, a New York corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

          Michael A. Gaudino                 Jack Campo
          James C. Ungari                    Barbara J. Gould
          Preston H. Abbott                  Ivan Fong
          Barbara A. Lane                    Alex Urquhart
          Leon E. Roday                      Amy Fisher
          Alan Lewis                         Mark Kaplow
          Ward Bobitz                        Eileen Brumback
          Patricia Merrill                   Barbara Danielle
          Michael Pastore                    Carlos Carrasquillo
          Ronald Herman                      Anthony DiGiacomo
          Frank Ertl                         Kevin Korsh
          William Carstanjen



  Each Attorney shall have the power and authority to do the following:

  To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation, General Electric Capital Corporation or any of their subsidiaries.

  And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

  Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

  Unless revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on December 31, 2005.

  This Power of Attorney supersedes in its entirety the Power of Attorney granted by the Corporation on November 14, 2004 that was scheduled to expire on February 6, 2005.

  IN WITNESS WHEREOF, the Corporation has caused the Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 7th day of February 2005.

                                         General Electric Company

         (Corporate Seal)

                                         By:   /s/ Philip D. Ameen
                                               ---------------------------------
                                               Philip D. Ameen
                                               Vice President




Attest:

----------------------
Assistant Secretary